UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2015

NOW INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36325	46-4191184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7402 North Eldridge Parkway Houston, Texas		77041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 281-823-4700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 27, 2015, NOW Inc. (the “Company”) held its Annual Meeting of Stockholders where the following matters were voted upon and approved by the Company’s stockholders:

1. the election of three members to the Board of Directors;

2. the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2015;

3. the approval, on an advisory basis, of the compensation of our named executive officers;

4. the frequency for the advisory vote on named executive officer compensation to be conducted on an annual basis; and

5. the approval of the NOW Inc. Annual Incentive Plan for Executive Officers.

The following is a summary of the voting results for each matter presented to the Company’s stockholders:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1. Election of directors:
Terry Bonno	92,004,368	204,420	34,427	7,440,181
Galen Cobb	92,002,761	206,562	33,892	7,440,181
James Crandell	82,059,346	10,150,873	32,996	7,440,181

The three directors nominated by the Board of Directors were re-elected to serve three-year terms expiring in 2018. There were no nominees to office other than the directors elected.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2015	99,358,496	66,149	258,751	0

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3. Approval of the compensation of the Company’s named executive officers	89,712,625	2,390,275	140,315	7,440,181

	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
4. Frequency for the advisory vote on the Company’s named executive officer compensation	90,746,956	126,536	1,250,310	119,413

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5. Approval of the NOW Inc. Annual Incentive Plan for Executive Officers	90,875,351	1,228,528	139,336	7,440,181

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2015	NOW INC.

/s/ Raymond W. Chang
Raymond W. Chang Vice President & General Counsel